Exhibit 10.29

RETENTION BONUS AGREEMENT
GENBAND Management Services Corp. (“GENBAND” or the “Company”) and         (the “Executive”) are entering into this Retention Bonus Agreement (this “Agreement”) effective as of the         day of         .

A.	Purpose.
The purpose of this Agreement is to provide the Executive with an incentive to remain employed with GENBAND or another GENBAND Entity through the close of a Transaction and for at least six months following the close of a Transaction.

For purposes of this Agreement, “Transaction” means the consummation of any transaction or series of related transactions involving one or more GENBAND Entities and/or their Affiliates either (1) pursuant to which any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended) other than OEP and/or JPMC Heritage Parent LLC and its affiliates, acquires, directly or indirectly (a) more than 50% of the voting stock or other equity interests of GENBAND Holdings Company entitled to vote (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of GENBAND Holdings Company’s equity or otherwise), or (b) all or substantially all of the assets of GENBAND Holdings Company and its subsidiaries, the occurrence of which shall be determined by the Board; or (2) resulting in any merger, sale or similar transaction with either Sonus Networks, Inc. or             or their respective affiliates, or a substantially similar transaction the occurrence of which shall be determined by the Board.

B.	Defined Terms

Capitalized terms that are used herein and not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in Exhibit A attached hereto.

C.	Retention Bonus

1.
Subject to the conditions contained herein, the Executive shall be eligible to receive a one-time retention bonus (the "Retention Bonus" or the “Bonus”) in the amount of USD $        , such Bonus being payable in two equal installments as follows:

a.
First Installment: 50% of the Retention Bonus shall be payable to the Executive in the first regularly scheduled payroll cycle immediately following the close of a Transaction (the “Transaction Closing Date"). The payment of the first installment of the Bonus is contingent on the Executive being employed by GENBAND or any other GENBAND Entity between the date of this Agreement and the Transaction Closing Date, without any break in service; provided that if the Executive resigns for Good Reason or is terminated by GENBAND or another GENBAND Entity without Cause before the Transaction Closing Date, s/he will be entitled to payment of the first installment of the Bonus ; and

b.	Second Installment: 50% the Retention Bonus shall be payable to the Executive on the earlier of:

i.
the six month anniversary of the Transaction Closing Date. Except as provided for in Section C.1.b.(ii), the payment of the second installment of the Bonus is contingent on the Executive being employed by GENBAND or another GENBAND Entity with no break in service between the date of this Agreement and the six month anniversary of the Transaction Closing Date; or

ii.
the effective date of the Executive’s termination of employment with GENBAND or another GENBAND Entity, provided that his or her termination is without Cause or his or her resignation is for Good Reason and his or her termination is effective during the six month period following the Transaction Closing Date.

The payment of the second installment of the Retention Bonus is contingent on the Executive not having resigned for Good Reason or been terminated by GENBAND or another GENBAND Entity for Cause during the six month period following the Transaction Closing Date. For the avoidance of doubt, if the Executive resigns his or her employment without Good Reason or is terminated by GENBAND or another GENBAND Entity for Cause between the Transaction Closing Date and the six month anniversary thereof, the Executive will not be eligible to receive any portion of the second installment of the Bonus, including a pro-rata portion thereof.

2.
Notwithstanding anything in this Agreement to the contrary, GENBAND or another GENBAND Entity shall withhold from any payment to be made under this Agreement such amount or amounts as may be required for purposes of complying with the tax withholding provisions of the Code or any applicable federal, state, local or foreign laws.

D.	General

1.
This Retention Agreement is in addition to, and does not supersede or replace, the Severance Agreement between Executive and GENBAND Management Services Corp., GENBAND Holdings Company, GENBAND Inc., GENBAND US LLC, and GENBAND LLC dated         .

2.
This Agreement, any modification or amendment hereof, or the payment of any amount hereunder shall not be construed as giving Executive or other person or entity any legal or equitable right against any GENBAND Entity or any Affiliate or Successor. This Agreement is not a contract of employment and does not modify or affect the terms of Executive’s employment agreement. Accordingly, neither this Agreement nor the payment of any amount hereunder shall be held or construed to give Employee a right to be retained in the employ of a GENBAND Entity or any Affiliate or Successor. For the avoidance of doubt, this Agreement does not prevent a GENBAND Entity from terminating Executive’s employment at any time for any reason, in accordance with the terms of Employee’s employment agreement and any applicable law.

3.
Confidentiality. The Executive acknowledges that the existence and the terms of this Agreement are highly sensitive, confidential and proprietary information of GENBAND, and thus the Executive agrees to maintain both the existence and terms of this Agreement in the strictest of confidence, both within GENBAND, any GENBAND Entity, and externally. The only exception to such confidentiality obligation shall be the ability of the Executive to disclose the terms of this Agreement to his or her spouse, tax and legal advisors, who shall be advised of the highly sensitive and confidential nature of this Agreement and agree to maintain such confidentiality. In the event of any actual or anticipated breach of this Section D.3 by the Executive, GENBAND shall have all remedies available to it at law or in equity, including, but not limited to, the ability to pursue injunctive relief without the necessity of posting a bond or other security.

4.
Amend/Terminate. GENBAND reserves the right to amend or terminate this Agreement, in whole or in part, at any time; provided, however, that except as agreed to in writing by the Executive, no amendment or termination of this Agreement shall adversely affect the right of the Executive to receive the Retention Bonus, in whole or in part, hereunder.

5.
Section 409A. GENBAND and the Executive agree that, to the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and any guidance issued thereunder (collectively, “Section 409A”), including without limitation any such regulations or other guidance that may be issued after the date hereof. Notwithstanding any provision of this Agreement to the contrary, in the event that GENBAND and the Executive determine that any compensation or benefits payable or provided hereunder may be in violation of Section 409A, the parties agree to cooperate in taking all reasonable measures to amend or modify this Agreement, including amendments with retroactive effect, that GENBAND and the Executive reasonably determine are necessary or appropriate to minimize or avoid any adverse tax treatment under Section 409А without materially impairing the Executive’s economic rights; provided, however, that the GENBAND Entities shall in no event be obligated to provide the Executive with any payment in connection with (or otherwise indemnify the Executive for) any taxes imposed on the Executive pursuant to Section 409A.

6.
Choice of Law; Forum. Except to the extent preempted by Federal law, this Agreement and all claims and controversies hereunder shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the choice of law provisions thereof or of any other jurisdiction. The parties hereto hereby agree and consent to be subject to the jurisdiction of any state or federal court situated in Collin County, Texas over any action, suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Legal Action by the mailing of copies thereof by registered mail, postage prepaid, to the attention of the GENBAND Head of Legal, 3605 E. Plano Parkway, Plano, Texas 75074 USA. Nothing in this Section D.6 shall affect the right of any party hereto to serve legal process in any other manner permitted by law. This Agreement may be filed with any court as written evidence of the knowing and voluntary irrevocable agreement between the parties to waive any objections to venue or to convenience of forum.

7.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MATTERS HEREIN CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.
Withholding Rights. Notwithstanding anything to the contrary in this Agreement, GENBAND shall have the absolute right to withhold payment of the Bonus (including any installment thereof) if and to the extent that the Executive is and remains in material breach of a material contractual obligation to any GENBAND Entity. Without limiting the generality of the foregoing, to the extent the Executive should be in material breach of any confidentiality, nondisparagement, noncompetition or nonsolicitation covenant of which any GENBAND entity is a beneficiary, the Executive shall be deemed to be in material breach of a “material contractual obligation” for purposes of this Section D.8.

9.
Successor to GENBAND. This Agreement may be assigned or transferred without consent of the Executive to, and shall be binding upon and inure to the benefit of, any Successor to GENBAND and any such Successor shall be deemed substituted for all purposes for “GENBAND” under the terms of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.
GENBAND

By:

Name:
Title:

EXECUTIVE

Signature of Executive

Printed Name of Executive

EXHIBIT A
DEFINED TERMS

(a)
“Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, a GENBAND Entity. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, means the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of management and policies of the controlled entity or organization, whether through the ownership voting securities or by contract or otherwise.

(b)	“Board” means the Board of Directors (or other similar governing body) of GENBAND Holdings Company.

(c)
“Cause” means the following: (a) the failure by the Executive to reasonably perform his or her primary duties as an employee or service provider of a GENBAND Entity (other than any such failure resulting from the Executive’s death or Disability), after written demand for such performance is communicated by a GENBAND Entity directly to the Executive identifying the specific manner in which the GENBAND Entity believes the Executive shall not have reasonably performed such duties and the Executive has failed to cure such alleged breach within thirty (30) days following such notice thereof; (b) the engaging by the Executive in misconduct that is materially injurious to a GENBAND Entity or a material breach by the Executive of the terms of his or her employment or services or of his or her duty not to engage in any material transaction that represents, directly or indirectly, self-dealing with a GENBAND Entity or any of its Affiliates which has not been approved by GENBAND; (c) the failure by the Executive to follow any lawful directive of GENBAND after receiving notice thereof and a ten (10) day period to cure such failure; (d) the admission to, conviction of, or entering of a plea of nolo contendere to any felony or any lesser crime involving moral turpitude, fraud, embezzlement or theft by the Executive or the repeated non-prescription abuse by the Executive of any controlled substance or the repeated abuse by the Executive of alcohol or any other non-controlled substance that, in any case described in this clause (d), GENBAND reasonably determines renders the Executive unable to serve in his or her capacity as an officer, employee or service provider of a GENBAND Entity or any of its Affiliates, as applicable; (e) any act by the Executive of fraud, embezzlement or theft in connection with the Executive’s duties or in the course of the Executive’s services with a GENBAND Entity; or (f) the material breach by the Executive of any provision of the Executive’s employment or similar agreement, if any, with a GENBAND Entity or any of its Affiliates, subject to any applicable notice provisions and cure periods. Notwithstanding the foregoing, if the Executive is a party to a written employment, consulting, severance or other similar agreement with a GENBAND Entity or any of its Affiliates which defines cause, then “Cause” shall have such meaning as such term is defined in the applicable written employment, consulting, severance or other similar agreement, and such definition of Cause shall control for all purposes, including, without limitation, in the event of any conflict between such agreement and this Agreement.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)
“Disability” means the Executive’s inability to perform, with or without reasonable accommodation, the essential functions of his or her position with a GENBAND Entity for a total of three months during any six month period as a result of incapacity due to mental or physical illness which is expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by GENBAND, in its sole discretion, or a physician selected by GENBAND.

(f)
“Good Reason” means (a) a material diminution in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position(s) held by the Executive (including without limitation, a change in offices, titles, scope of the business or other activities for which the Executive is responsible for Holdings or any other GENBAND Entity); or (b) a material reduction in the Executive’s base pay, except in cases where any such reduction is applicable to substantially all executive officers of GENBAND or another GENBAND Entity in substantially the same manner and to substantially the same degree; or (c) the termination, elimination or denial of the Executive’s rights to material employee benefits or any material reduction in the scope or value thereof (in the case of any such reduction, with scope and value considered in the aggregate), except in cases where any such termination, elimination, denial or reduction is applicable to substantially all executive officers of GENBAND or another GENBAND Entity in substantially the same manner and to substantially the same degree. A termination of the Executive’s employment for Good Reason shall not be deemed to occur unless the Executive (i) provides written notice to the Board of the existence of the occurrence of an event or condition described above not later than sixty (60) days after the initial existence of the event or condition, which notice shall provide the Board a period of at least thirty (30) days to remedy the event or condition before a Good Reason basis for termination shall exist hereunder and (ii) terminates his employment for Good Reason based on the event or condition described above prior to the first anniversary following the initial existence of such event or condition.

(g)
“GENBAND Entity” means GENBAND Management Services Corp., a Delaware corporation, GENBAND Holdings Company, a Cayman Islands exempted company limited by shares, GENBAND US LLC, a Delaware limited liability company, GENBAND Canada ULC, a Canadian limited liability company incorporated in the province of Nova Scotia, and the respective direct and indirect wholly-owned subsidiaries of the foregoing.

(h)
“OEP” means (a) One Equity Partners III, L.P., OEP III Co-Investors L.P. and OEP II Partners Co-Invest L.P. (together, the “OEP Holders”), and (b) any corporation, partnership, limited liability company or other entity that is an Affiliate of any OEP Holder (including without limitation any applicable co-invest vehicle).

(i)
“Person” means an individual, a corporation, a company, a voluntary association, a partnership, a joint venture, a limited liability company, a trust, an estate, an unincorporated organization, a governmental authority or other entity.

(j)
“Successor” means any person, firm, corporation, or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets, stock or business of a GENBAND Entity.

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